Exhibit (h)(128)

AMENDED & RESTATED

SCHEDULE A

TO THE MASTER INTERFUND LENDING AGREEMENT

This Amended and Restated Schedule A, as amended September 1, 2017 (“Schedule A”), to the Master Interfund Lending Agreement dated August 13, 2014 (the “Agreement”), is effective as of September 1, 2017, and supersedes any prior Schedule A to the Agreement.

Borrowing Funds

IVY FUNDS

Ivy Advantus Bond Fund

Ivy Advantus Real Estate Securities Fund

Ivy Apollo Multi-Asset Income Fund

Ivy Apollo Strategic Income Fund

Ivy Asset Strategy Fund

Ivy Balanced Fund

Ivy Bond Fund

Ivy California Municipal High Income Fund

Ivy Core Equity Fund

Ivy Crossover Credit Fund

Ivy Cundill Global Value Fund

Ivy Dividend Opportunities Fund

Ivy Emerging Markets Equity Fund

Ivy Energy Fund

Ivy European Opportunities Fund

Ivy Global Bond Fund

Ivy Global Growth Fund

Ivy Global Income Allocation Fund

Ivy Global Equity Income Fund

Ivy Government Money Market Fund

Ivy Government Securities Fund

Ivy High Income Fund

Ivy International Core Equity Fund

Ivy IG International Small Cap Fund

Ivy Large Cap Growth Fund

Ivy LaSalle Global Real Estate Fund

Ivy LaSalle Global Risk-Managed Real Estate Fund

Ivy Limited-Term Bond Fund

Ivy Managed International Opportunities Fund

Ivy Micro Cap Growth Fund

Ivy Mid Cap Growth Fund

Ivy Mid Cap Income Opportunities Fund

Ivy Municipal Bond Fund

Ivy Municipal High Income Fund

Ivy Natural Resources Fund

Ivy Pictet Emerging Markets Local Currency Debt Fund

Ivy Pictet Targeted Return Bond Fund

Ivy PineBridge High Yield Fund

Ivy ProShares Interest Rate Hedged High Yield Index Fund

Ivy ProShares MSCI ACWI Index Fund

Ivy ProShares Russell 2000 Dividend Growers Index Fund

Ivy ProShares S&P 500 Bond Index Fund

Ivy ProShares S&P 500 Dividend Aristocrats Index Fund

Ivy Science and Technology Fund

Ivy Small Cap Core Fund

Ivy Small Cap Growth Fund

Ivy Tax-Managed Equity Fund

Ivy Value Fund

WADDELL & REED ADVISORS FUNDS

Waddell & Reed Advisors Accumulative Fund

Waddell & Reed Advisors Bond Fund

Waddell & Reed Advisors Cash Management

Waddell & Reed Advisors Continental Income Fund

Waddell & Reed Advisors Core Investment Fund

Waddell & Reed Advisors Dividend Opportunities Fund

Waddell & Reed Advisors Energy Fund

Waddell & Reed Advisors Global Bond Fund

Waddell & Reed Advisors Government Securities Fund

Waddell & Reed Advisors High Income Fund

Waddell & Reed Advisors International Growth Fund

Waddell & Reed Advisors Municipal Bond Fund

Waddell & Reed Advisors Municipal High Income Fund

Waddell & Reed Advisors New Concepts Fund

Waddell & Reed Advisors Science and Technology Fund

Waddell & Reed Advisors Small Cap Fund

Waddell & Reed Advisors Tax-Managed Equity Fund

Waddell & Reed Advisors Value Fund

Waddell & Reed Advisors Vanguard Fund

Waddell & Reed Advisors Wilshire Global Allocation Fund

IVY VARIABLE INSURANCE PORTFOLIOS

Ivy VIP Advantus Real Estate Securities

Ivy VIP Asset Strategy

Ivy VIP Balanced

Ivy VIP Bond

Ivy VIP Core Equity

Ivy VIP Dividend Opportunities

Ivy VIP Energy

Ivy VIP Global Bond

Ivy VIP Global Growth

Ivy VIP Government Money Market

Ivy VIP Growth

Ivy VIP High Income

Ivy VIP International Core Equity

Ivy VIP Limited-Term Bond

Ivy VIP Micro Cap Growth

Ivy VIP Mid Cap Growth

Ivy VIP Natural Resources

Ivy VIP Pathfinder Aggressive

Ivy VIP Pathfinder Conservative

Ivy VIP Pathfinder Moderate

Ivy VIP Pathfinder Moderate-Managed Volatility

Ivy VIP Pathfinder Moderately Aggressive

Ivy VIP Pathfinder Moderately Aggressive-Managed Volatility

Ivy VIP Pathfinder Moderately Conservative

Ivy VIP Pathfinder Moderately Conservative-Managed Volatility

Ivy VIP Science and Technology

Ivy VIP Small Cap Core

Ivy VIP Small Cap Growth

Ivy VIP Value

INVESTED PORTFOLIOS

InvestEd Growth Portfolio

InvestEd Balanced Portfolio

InvestEd Conservative Portfolio